Exhibit 10.17

AGENCY AGREEMENT

June 22, 2012

Respect Your Universe, Inc.
818 North Russell Street, Suite A
Portland, Oregon   97227
USA

Dear Sirs:

Salman Partners Inc. (“Salman” or the “Agent”) understands that Respect Your Universe, Inc. (the “Company”) proposes to offer (the “Offering”) for sale, pursuant to a fully marketed long form prospectus offering sold in Canada on a reasonable best efforts basis, up to 5,882,500 Offered Shares (as defined below) at a purchase price of Cdn$0.85 per Offered Share (the “Purchase Price”).  The Company also grants to the Agent an option (the “Over-Allotment Option”) to sell, at the Agent’s election, up to 882,375 additional Offered Shares at the Purchase Price, exercisable, in whole or in part, at the Agent’s discretion and with 2 Business Days notice given by the Agent to the Company, for the purpose of covering over-allotments, if any, for a period of 30 days following the Closing Date.

As part of the Offering and subject to the transfer restrictions set out in Section 4 herein, the Company will also grant to the Agent transferable warrants (the “Agent’s Warrants”), each exercisable for one common share of the Company (the “Agent’s Shares”) at a price of Cdn$1.50, in an amount equal to 5% of the total number of Offered Shares issued pursuant to the Offering, except in the case of Offered Shares sold to specific purchasers introduced by the Company to the Agent up to gross Offering proceeds of Cdn$2,000,000 (the “Special Orders”) for which the Agent will not be entitled to be issued any Agent’s Warrants.  The Agent’s Warrants will be issued to the Agent at the Closing and will be exercisable by the Agent to acquire Agent’s Shares for a period of 24 months following the Closing.

Based on the foregoing and subject to the terms and conditions set out below, the Agent hereby agrees to act as the Company’s exclusive agent, on a commercially reasonable efforts basis, to offer the Offered Shares for sale on the Company’s behalf, all as contemplated in this Agreement.

TERMS AND CONDITIONS

1.                             Definitions.  As used in this Agreement, unless the context otherwise requires:

(a)	“affiliate”, “distribution” and “insider” have the respective meanings ascribed to them in the Securities Act (British Columbia);

(b)	“Agent’s Commission” has the meaning ascribed thereto in Subsection 4(a);

(c)	“Agent’s Shares” has the meaning ascribed thereto on the cover page of this Agreement;

(d)	“Agent’s Warrants” has the meaning ascribed thereto on the cover page of this Agreement;

(e)	“Agent’s Warrant Certificate” means the certificate representing the Agent’s Warrants;

(f)	“BCSC” means the British Columbia Securities Commission;

(g)	“Business Day(s)” means any day except Saturday or Sunday or any statutory holiday in the Province of British Columbia;

(h)	“Canadian Offering Jurisdiction” means each Province of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick and Nova Scotia;

(i)	“Closing” means the completion of the issue and sale by the Company and the purchase by the Purchasers of the Offered Shares pursuant to this Agreement and the Final Canadian Prospectus;

(j)	“Closing Date” means July 5, 2012 or such other date as the Company and the Agent may agree pursuant to this Agreement;

(k)	“Closing Time” means 6:00 a.m. (Vancouver time) on the Closing Date or such other time as the Company and the Agent may agree pursuant to this Agreement;

(l)	“Common Shares” means the shares of common stock in the capital of the Company, par value of USD$0.001 per share;

(m)	“Company” has the meaning ascribed thereto on the cover page of this Agreement;

(n)	“Company’s Auditors” means Berman & Company, P.A., the auditors of the Company;

(o)	“Company’s Business” means the business conducted by the Company as described in the Final Canadian Prospectus and the Final U.S. Prospectus;

(p)	“distribution” or “distribution to the public”, as the case may be, as those terms are defined under Securities Laws in any of the Canadian Offering Jurisdictions;

(q)
“Effective Date” and “Effective Time” mean, respectively, the date and the time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, is declared effective by the SEC;

(r)	“Environmental Laws” has the meaning ascribed thereto in Subsection 6.1(y);

(s)	“Final Passport System Decision Document” means a receipt or receipts, as the case may be, for the Final Canadian Prospectus issued in accordance with the Passport System;

(t)
“Final Canadian Prospectus” means the final long form prospectus of the Company, including any amendments and/or restatements thereto, to be filed with the Securities Commissions in the Canadian Offering Jurisdictions to qualify the distribution of the Offered Shares and Agent’s Warrants in the Canadian Offering Jurisdictions;

(u)	“Final U.S. Prospectus” means the final prospectus relating to the Offered Shares, the Agent’s Warrants and the Offering to be filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act;

(v)	“FINRA” means the Financial Industry Regulatory Authority, Inc. in the United States;

(w)
“Governmental Authority” means any domestic or foreign government, whether federal, provincial, state, territorial, local, regional, municipal or other political jurisdiction, and any agency, authority, instrumentality, court, tribunal, board, commission, bureau, arbitrator, arbitration tribunal or other tribunal, or any quasi-governmental or other entity, insofar as it exercises a legislative, judicial, regulatory, administrative, expropriation or taxing power or function of or pertaining to government;

(x)	“Hazardous Substances” has the meaning ascribed thereto in Subsection 6.1(y);

(y)	“Intellectual Property” has the meaning ascribed thereto in Subsection 6.1(pp);

(z)	“material” means material in relation to the Company;

(aa)	“material adverse effect” means a material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Company;

(bb)	“material change” has the meaning ascribed thereto in Subsection 1(1) of the Securities Act (British Columbia) and under U.S. Securities Laws;

(cc)	“material fact” has the meaning ascribed thereto in Subsection 1(1) of the Securities Act (British Columbia) and under U.S. Securities Laws;

(dd)	“MI 11-102” means Multilateral Instrument 11-102 – Passport System of the Canadian Securities Administrators (excluding the Ontario Securities Commission), as may be amended or replaced;

(ee)	“misrepresentation” means a misrepresentation as defined under the Securities Act (British Columbia) and as defined under U.S. Securities Laws;

(ff)	“NI 51-102” means National Instrument 51-102 - Continuous Disclosure Obligations;

(gg)	“NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions of the Canadian Securities Administrators, as may be amended or replaced;

(hh)
“Offered Shares” means the Common Shares to be issued by the Company pursuant to the Offering in an aggregate amount of 6,764,875, including pursuant to the exercise of the Over-Allotment Option (if any), at the Purchase Price;

(ii)	“Offering” has the meaning ascribed thereto on the cover page of this Agreement;

(jj)
“Offering Jurisdictions” means the Canadian Offering Jurisdictions and such other jurisdictions other than the United States where the Agent may, with the Company’s consent, offer and sell Offered Shares in accordance with this Agreement;

(kk)	“OTCBB” means the Over-the-Counter Bulletin Board in the United States;

(ll)	“Over-Allotment Option” has the meaning ascribed thereto on the cover page of this Agreement;

(mm)	“Passport System” means the system and procedures for the filing of prospectuses and related materials in multiple Canadian jurisdictions pursuant to MI 11-102 and NP 11-202;

(nn)	“Preliminary Passport System Decision Document” means a receipt or receipts, as the case may be, for the Preliminary Canadian Prospectus issued in accordance with the Passport System;

(oo)
“Preliminary Canadian Prospectus” means the preliminary long form prospectus of the Company, including any amendments and/or restatements thereto, filed on April 18, 2012 with the Securities Commissions in the Canadian Offering Jurisdictions to qualify the distribution of the Offered Shares and Agent’s Warrants in the Canadian Offering Jurisdictions;

(pp)
“Preliminary U.S. Prospectus” means each prospectus of the Company included in the Registration Statement before it became effective under the U.S. Securities Act that describes the Offered Shares, the Agent’s Warrants and the Offering and that omits certain Rule 430 Information;

(qq)
“Public Record” means the annual reports of the Company on Form 10-K and the quarterly reports of the Company on Form 10-Q prescribed under the U.S. Securities Laws (including, without limitation, the audited and unaudited financial statements, as applicable, and management discussion and analysis included therein), current reports on Form 8-K prescribed under the U.S. Exchange Act, material change reports, press releases and other continuous disclosure documents filed with a Regulatory Authority since December 31, 2009;

(rr)	“Purchase Price” has the meaning ascribed thereto on the cover page of this Agreement;

(ss)	“Purchaser” means a purchaser of Offered Shares and “Purchasers” means all of the purchasers of the Offered Shares;

(tt)
“Registration Statement” means the registration statement on Form S-1 filed with the SEC under File No. 333-180818 on April 19, 2012, as amended at the Effective Time, including all Rule 430 Information contained in the Final U.S. Prospectus filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act and deemed to be a part of the registration statement as of the Effective Time;

(uu)	“Regulatory Authorities” means the Securities Commissions, the SEC, FINRA and the Stock Exchange;

(vv)	“Rule 430 Information” means information, if any, deemed pursuant to Rule 430A, 430B or 430C under the U.S. Securities Act to be part of the Registration Statement at the Effective Time;

(ww)	“Salman” or the “Agent” has the meaning ascribed thereto on the cover page of this Agreement;

(xx)	“SEC” means the United States Securities and Exchange Commission;

(yy)	“Securities” means the Offered Shares, Agent’s Warrants and Agent’s Shares;

(zz)	“Securities Commissions” means, collectively, the securities regulatory authorities of the Offering Jurisdictions;

(aaa)
“Securities Laws” means, collectively, the U.S. Securities Laws, all applicable securities laws of any state of the United States, and the applicable securities laws of the Offering Jurisdictions and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings and notices of the Securities Commissions;

(bbb)	“Special Orders” has the meaning ascribed thereto on the cover page of this Agreement;

(ccc)
“to the knowledge of” means (unless otherwise expressly stated), with respect to the Company, a statement of the actual knowledge, after having made reasonable enquiries or investigations of the executive officers of the Company of the facts or circumstances to which such phrase relates;

(ddd)	“TSX-V” or “Stock Exchange” means the TSX Venture Exchange;

(eee)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(fff)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder;

(ggg)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder; and

(hhh)
“U.S. Securities Laws” means the federal and state securities legislation of the United States and all rules, regulations and orders promulgated thereunder, including, without limitation, the U.S. Securities Act and the U.S. Exchange Act.

2.                             Interpretation.  For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	“this Agreement” means this Agency Agreement;

(b)
any reference in this Agreement to a designated “Section”, “Subsection”, “Paragraph” or other subdivision refers to the designated section, subsection, paragraph or other subdivision of this Agreement;

(c)	the words “herein” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement;

(d)
the word “including”, when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(e)
any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulation;

(f)	any reference to “party” or “parties” means the Company, the Agent, or both, as the context requires;

(g)	the headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement; and

(h)	words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

3.                             Appointment of Agent.  Subject to the terms and conditions of this Agreement, the Company appoints the Agent, and the Agent agrees to act as the exclusive agent of the Company, to offer the Offered Shares for sale to the public in the Offering Jurisdictions and to use its reasonable best efforts to solicit and procure Purchasers on behalf of the Company. The Offered Shares will be registered with the SEC but will not be offered or sold in the United States. The Offered Shares will be offered and sold (i) pursuant to the Final Canadian Prospectus in the Canadian Offering Jurisdictions, (ii) in such other jurisdictions other than the United States (where they may be lawfully offered and sold and in accordance with such local laws) as may be agreed to by the Company and the Agent.  The Company shall issue and sell the Offered Shares at the Closing Time, in accordance with and subject to the provisions of this Agreement and the Final Canadian Prospectus.  It is understood and agreed by the parties that the Agent shall act as agent only and at no time shall the Agent have any obligation whatsoever to purchase Offered Shares as principal.

The Agent shall have the right to form a selling group (the “Selling Group”) consisting of other registered securities dealers upon the terms and conditions set out in a selling group agreement to be entered into with the Agent and the Agent shall provide all commercially reasonable information requested by the Company regarding such selling groups.  The Agent will be solely responsible for the compensation of any such Selling Group participants.

4.                             Agent’s Commission.  In consideration of the Agent’s agreement to act as financial advisor to the Company, find and introduce potential Purchasers and otherwise assist in the distribution of the Offered Shares in accordance with this Agreement, the Company agrees to:

(a)
pay the Agent an aggregate cash commission (the “Agent’s Commission”) equal to 5.0% of the gross proceeds from the sale of the Offered Shares, except for Offered Shares sold pursuant to Special Orders for which no commission shall be payable to the Agent; and

(b)
issue to the Agent the Agent’s Warrants equal to 5% of the total number of Offered Shares issued pursuant to the Offering, except for Offered Shares sold pursuant to Special Orders for which no Agent’s Warrants shall be issuable to the Agent.

The Agent acknowledges that the Agent’s Shares have not been registered under the U.S. Securities Act or applicable state securities laws, and that the Agent’s Shares are anticipated to be issued upon exercise of the Agent’s Warrants in accordance with the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506 of Regulation D thereunder.  The Agent acknowledges and agrees that any Agent’s Shares issued upon the exercise of the Agent’s Warrants will be “restricted securities” as defined in Rule 144 under the U.S. Securities Act and may not be reoffered or resold unless registered under the U.S. Securities Act or in compliance with an exemption from the registration requirements of the U.S. Securities Act, and in compliance with all applicable state securities laws. The Agent acknowledges and agrees that the Agent’s Warrants will be imprinted with a restrictive legend as required by applicable U.S. Securities Laws and may not be exercised unless an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws is available for the issuance of the Agent’s Shares.

Upon their issuance, the Agent’s Warrants will be governed by the terms and conditions set out in the Agent’s Warrant Certificates.

In addition, the Company agrees to pay Agent’s expenses in accordance with Section 12.  In the event Salman forms a Selling Group, as between the Agents, Salman shall be entitled to a step-up fee with respect to the Agent’s Commission equal to 6.0% from the syndicate (as between the syndicate and Agent).

5.                         Offering Procedures.

5.1                      Each Purchaser will purchase the Offered Shares and the Company will issue and sell the Offered Shares in the Canadian Offering Jurisdictions, pursuant to the Final Canadian Prospectus, and in jurisdictions other than the United States.  The Offered Shares will be registered with the SEC pursuant to the Registration Statement, but no offers or sales of Offered Shares shall be made by the Company or the Agent in the United States.  The Agent will notify the Company with respect to the identities of Purchasers in sufficient time to allow the Company to comply with all applicable regulatory requirements and all requirements under the Securities Laws to be complied with by the Company as a result of the Offering.

5.2                       The Company covenants that (i) the Registration Statement (File No. 333-180818) with respect to the Offered Shares (A) will be prepared by the Company in conformity with the requirements of the U.S. Securities Act, (B) will be filed with the SEC under the U.S. Securities Act, and (C) will be amended as necessary in response to any comments received from the SEC, and (ii) the Company will use commercially reasonable efforts to have the Registration Statement declared effective expeditiously under the U.S. Securities Act.

5.3                       The Company covenants that it will as soon as is reasonably practicable file the Final Canadian Prospectus, and use commercially reasonable efforts to expeditiously obtain the Final Passport Decision Document in order to qualify the distribution of the Offered Shares and Agent’s Warrants in the Canadian Offering Jurisdictions.

5.4                        The Company will promptly inform the Agent of the full particulars of:

(a)	any material change (actual or, to the knowledge of the Company, anticipated or threatened) in the business, operations, capital or condition (financial or otherwise) of the Company or its assets; or

(b)
the occurrence of a material fact or event which has arisen or been discovered and would have been required to be stated (i) in the Preliminary Canadian Prospectus or the Final Canadian Prospectus had the fact arisen or been discovered on or prior to the date of the Preliminary Canadian Prospectus or the Final Canadian Prospectus, as the case may be, or (ii) in any Preliminary U.S. Prospectus or the Final U.S. Prospectus had the fact arisen or been discovered on or prior to the date of such Preliminary U.S. Prospectus or the Final U.S. Prospectus, as the case may be, which, in any such case, is, or may be, of such a nature as to render the Preliminary Canadian Prospectus or the Final Canadian Prospectus, or any Preliminary U.S. Prospectus or the Final U.S. Prospectus, as applicable, untrue or misleading in a material respect, result in a misrepresentation in the Preliminary Canadian Prospectus or the Final Canadian Prospectus, or any Preliminary U.S. Prospectus or the Final U.S. Prospectus, as applicable, or result in the Preliminary Canadian Prospectus or Final Canadian Prospectus, or any Preliminary U.S. Prospectus or the Final U.S. Prospectus not complying with the Securities Laws, as applicable, provided that the Company will also in good faith discuss with the Agent any change in circumstance (actual, proposed or prospective) which is of such a nature that there is reasonable doubt whether notice in writing need be given to the Agent pursuant to this section.

5.5                         The Company will promptly inform the Agent and Borden Ladner Gervais LLP of:

(a)
any request of the Securities Commissions for any amendment to the Preliminary Canadian Prospectus or the Final Canadian Prospectus, or any request of the SEC for any amendment to any Preliminary U.S. Prospectus or the Final U.S. Prospectus; and

(b)
the receipt by the Company of any communication from the Securities Commissions or the SEC or any other securities regulatory authority of any other jurisdiction, the Stock Exchange or any other competent authority relating to the Preliminary Canadian Prospectus, the Final Canadian Prospectus, any Preliminary U.S. Prospectus or the Final U.S. Prospectus.

5.6                        The Company will promptly comply with the Securities Laws with respect to any change or occurrence of the nature referred to in Sections 5.4 and 5.5, and the Company will prepare and file any amendment to the Preliminary Canadian Prospectus, the Final Canadian Prospectus, any Preliminary U.S. Prospectus or the Final U.S. Prospectus, as applicable, and take such other steps which are necessary to comply with the Securities Laws, as applicable.

5.7                        The Company shall cause to be delivered:

(a)
as soon as practicable after the issuance of the Final Passport Decision Document as many copies of the Final Canadian Prospectus as the Agent may reasonably request and such delivery will constitute a representation and warranty by the Company to the Agent that the Final Canadian Prospectus (except statements relating solely to the Agent) and including the documents incorporated by reference, contains full, true and plain disclosure of all material facts relating to the Offered Shares, Agent’s Warrants and Agent’s Shares and does not contain any misrepresentation, and will constitute the Company’s authorization to the Agent to use the Final Canadian Prospectus in the Offering Jurisdictions and in accordance with the applicable Securities Laws; and

(b)
in the event of any amendment to the Final Canadian Prospectus, the Company will deliver to the Agent: (i) a similar letter to that referred to below in subsection 5.9 with respect to the contents referred to therein; and (ii) as soon as practicable, as many copies of the amendment as the Agent may reasonably request and such delivery will constitute a representation and warranty by the Company to the Agent that the amendment (except statements relating solely to the Agent) and including the documents incorporated by reference, contains full, true and plain disclosure of all material facts relating to the Offered Shares, Agent’s Warrants and Agent’s Shares and does not contain any misrepresentation, and will constitute the Company’s authorization to the Agent to use the Final Canadian Prospectus, including the amendment, in the Canadian Offering Jurisdictions in accordance with the applicable Securities Laws in the Canadian Offering Jurisdictions; in the event of any amendment to the Final Canadian Prospectus, the Company will file with the SEC a corresponding amendment to the Final U.S. Prospectus.

5.8                       The Company shall deliver to the Agent at the time the Agent executes the Final Canadian Prospectus, a letter addressed to the Agent, signed by the Company’s Auditor and dated the date of delivery thereof, in form and substance satisfactory to the Agent, with respect to the financial and accounting information relating to the Company and its business contained in the Final Canadian Prospectus, and with respect to any material changes thereto up to a date within two business days of the date of such letter, which letter shall be in addition to the auditor’s report incorporated by reference in the Final Canadian Prospectus and any auditor’s consent and comfort letters required to be filed with the Final Canadian Prospectus.

6.                            Representations and Warranties of the Company.

6.1                       The Company represents and warrants to the Agent and acknowledges that the Agent is relying upon such representations and warranties in connection with its execution and delivery of this Agreement that:

(a)
at all times and up to the Closing Time: (A) the Preliminary Canadian Prospectus complied, and the Final Canadian Prospectus will comply, in all material respects with Canadian Securities Laws; and (B) the Preliminary Canadian Prospectus and the Final Canadian Prospectus or any amendment or supplement thereto will, during the period of distribution, constitute full, true and plain disclosure of all material facts relating to the Company and the Offered Shares;

(b)
each Preliminary U.S. Prospectus filed prior to the date of this Agreement, as of the date filed with the SEC, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that such Preliminary U.S. Prospectus may have omitted Rule 430 Information in compliance with applicable U.S. Securities Laws);

(c)
no order suspending the distribution of any of the securities of the Company has been issued by the Securities Commissions or the SEC and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge, threatened by the Securities Commissions or the SEC, and any request on the part of the Securities Commissions or the SEC for additional information has been complied with;

(d)
each document filed or to be filed with the Securities Commissions and incorporated by reference in the Preliminary Canadian Prospectus and the Final Canadian Prospectus complied, as at the applicable filing date, or will comply when so filed, in all material respects with the requirements of Securities Laws and, when read together with the Preliminary Canadian Prospectus and the Final Canadian Prospectus, as the case may be, do not as of the date of the Preliminary Canadian Prospectus, and will not as of the date of the Final Canadian Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(e)
each document filed or to be filed with the SEC and incorporated by reference in any Preliminary U.S. Prospectus and the Final U.S. Prospectus complied, as at the applicable filing date, or will comply when so filed, in all material respects with the requirements of U.S. Securities Laws and, when read together with such Preliminary U.S. Prospectus and the Final U.S. Prospectus, as the case may be, do not as of the date of each Preliminary U.S. Prospectus, and will not as of the date of the Final U.S. Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)
the Company was duly incorporated and is validly existing under the laws of the State of Nevada and has all requisite power and authority and is duly qualified to carry on the Company’s Business in all material respects as now conducted and to own, lease and operate its property and assets in all material respects;

(g)	the Company has not had and does not currently have any subsidiaries;

(h)	all necessary corporate action has been taken by the Company to authorize the execution and delivery of and the performance of its obligations under this Agreement and the Agent’s Warrant Certificate;

(i)	this Agreement has been, and the Agent’s Warrant Certificate will be prior to the Closing Time, duly authorized, executed and delivered by the Company;

(j)
the authorized capital of the Company consists of 500,000,000 Common Shares, and all issued and outstanding Common Shares have been validly issued, are outstanding as fully paid and non-assessable shares and were not issued in violation of any pre-emptive rights or other contractual rights to issue securities issued by the Company or of any applicable law;

(k)	the definitive form of certificate representing the Offered Shares and the Agent’s Warrant Certificate comply with applicable laws governing the Company;

(l)	Quicksilver Stock Transfer, LLC is the duly appointed transfer agent and registrar for the Common Shares and Olympia Trust Company is the duly appointed co-transfer agent for the Common Shares;

(m)
no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any un-issued shares or other securities of the Company, except for:

(i)	the Offered Shares, the Agent’s Warrants and the Agent’s Shares issuable pursuant to this Agreement and the Final Canadian Prospectus;

(ii)	6,330,151 Common Shares issuable pursuant to outstanding warrants and 4,416,170 Common Shares issuable pursuant to outstanding stock options; and

(iii)	the obligation to issue 100,000 Common Shares to Only One Degree LLC;

(n)
the Offered Shares, Agent’s Warrants and Agent’s Shares to be issued by the Company and/or sold pursuant to this Agreement and the Final Canadian Prospectus will be duly authorized for that issuance and sale by all necessary action on the part of the Company and, when issued and delivered by the Company against payment of the applicable consideration, the Offered Shares, Agent’s Warrants and Agent’s Shares issued pursuant to this Agreement and the Final Canadian Prospectus, will have been validly issued, will be outstanding as fully paid and non-assessable and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Company or in violation of any applicable law;

(o)
no person has the right to require the Company to register any securities for sale under the U.S. Securities Act by reason of the filing of the Registration Statement with the SEC or the issuance and sale of the Offered Shares, Agent's Warrants or Agent’s Shares;

(p)	the Company:

(i)
has complied with, and has conducted and is conducting its business in compliance in all material respects with all applicable laws, statutes, ordinances, regulations and rules in each jurisdiction in which it conducts business, and has not received a notice of material non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of material non-compliance with any such laws, regulations and statutes, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would materially adversely affect its business or the business or legal environment under which it operates;

(ii)
is duly licensed, registered or qualified in all jurisdictions to enable its business to be carried on in all material respects as now conducted, and its property and assets owned, leased and operated, and all such licences, registrations and qualifications, are valid and subsisting, and no such licence, registration or qualification contains any term, provision, condition or limitation which has, or is likely to have, any material adverse effect on its business as now conducted;

(iii)
is not in default in filing any government returns, or payment of any licence or registration or qualification fee owing to any Governmental Authority under the laws of each jurisdiction in which it conducts business which has or is likely to have any material adverse effect on its business as now conducted; and

(iv)
has not received a notice of material non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations and statutes, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would materially adversely affect the business of the Company or the business or legal environment under which the Company operates;

(q)
the consolidated financial statements of the Company for the years ended December 31, 2011 and 2010, including the notes thereto, and for the three month period ended March 31, 2012, including the notes thereto (collectively, the “Financial Statements”), comply with applicable U.S. Securities Laws in all material respects, have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods indicated and present fairly in all material respects the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Company on a consolidated basis as at the respective dates indicated and the sales, earnings and results of operations of the Company on a consolidated basis throughout the periods indicated;

(r)	there has been no change in any material respect in accounting policies or practices of the Company since March 31, 2012;

(s)
other than as disclosed in the Public Record, there has not been any material change in the assets, liabilities or obligations (absolute, contingent or otherwise) of the Company from the position set forth in the Financial Statements and there has not been any adverse material change in the business, operations, capital or condition (financial or otherwise) or results of the operations of the Company since March 31, 2012; and since that date, there have been no material facts, transactions, events or occurrences which could reasonably be expected to materially adversely affect the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise) or results of the operations of the Company;

(t)
the execution, delivery and performance of this Agreement and the Agent’s Warrant Certificates by the Company and the completion of the transactions provided for in this Agreement will not (whether after the passage of time or notice or both) result in, any material respect:

(i)	the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of, any obligation of the Company under:

(A)	any indenture, agreement or other instrument to which the Company is a party or by which it or its properties are bound or affected;

(B)	any provision of the articles, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of, the Company;

(C)	any judgment, decree, order or award of any Governmental Authority having jurisdiction over the Company;

(D)	any licence, permit, approval, consent or authorization issued to, held by or for the benefit of the Company or necessary to the operation of its business as now conducted; or

(E)	any applicable law or statute, or any ordinance, rule, regulation, policy, order or ruling made thereunder; or

(ii)	the creation or imposition of any mortgage, lien, charge, pledge, hypothec, security interest, encumbrance, claim or other demand whatsoever on any of the property or assets of the Company;

which individually or in the aggregate would (1) have or result in a material adverse effect on the Company, or (2) materially impair or affect the Company’s ability to perform the obligations contemplated in this Agreement, the Agent’s Warrant Certificates, the Preliminary Canadian Prospectus, the Final Canadian Prospectus, any Preliminary U.S. Prospectus or the Final U.S. Prospectus;

(u)
each of the contracts which is material to the Company is or will be described in the Public Record, the Final U.S. Prospectus and the Final Canadian Prospectus, to the extent required by Securities Laws, and none of the Company, or, to the knowledge of the Company, any other party, is, in any material respect, in default or alleged to be in default in the performance of any term or obligation to be performed by it under any material contract to which the Company is a party or by which the Company is bound or affected, and to the knowledge of the Company no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute such a default which materially adversely affects or may materially adversely affect the business, operations, assets, liabilities, capital, prospects, condition (financial or otherwise) or results of operations of the Company;

(v)
no legal or governmental proceedings are pending to which the Company is a party or to which the property of the Company is subject, and no such proceedings have been threatened against or, to the knowledge of the Company, are contemplated with respect to the Company or with respect to any of their respective properties that would have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company or the Company’s Business as now conducted;

(w)
except as provided herein, there is no person, firm or corporation which has been engaged by the Company to act for the Company and which is entitled to any brokerage or finder’s fee in connection with this Agreement or the transactions contemplated hereunder;

(x)
the Company has paid or made adequate provision for the payment of all taxes (or payments in lieu of taxes) levied on its property or income which are due and payable, including interest and penalties, or has accrued such amounts in its financial statements for the payment of such taxes except for charges, fees or dues which are not material in amount or which are not delinquent or if delinquent are being contested, and there is no material action, suit, proceeding, investigation, audit or claim pending, or to its knowledge, threatened by any governmental authority regarding any taxes;

(y)
to its knowledge, the Company has not caused or permitted the release, in any manner whatsoever, of any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances (collectively, the “Hazardous Substances”) on or from any of its properties or assets nor has it received any notice that it is potentially responsible for a material, on a consolidated basis, clean-up site or corrective action under any applicable laws, statutes, ordinances, by-laws, regulations, or any orders, directions or decisions rendered by any government, ministry, department or administrative regulatory agency relating to the protection of the environment (the “Environmental Laws”), occupational health and safety or otherwise relating to dealing with Hazardous Substances;

(z)
the Company holds all material licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on its business as currently carried on and for the purposes described in the Public Record, and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all material respects except where the failure to hold or the lack of good standing in respect to such licences, registrations, qualifications, permits and consents would not materially adversely affect the assets, business, results of operations, or condition of the Company;

(aa)
the Company holds all material assets and is a party to all agreements which are reasonably necessary for the conduct of the Company’s Business, and all such contracts are in good standing with no default;

(bb)
the Company has not received any, nor to the Company’s knowledge are there any pending or threatened, notices of violation or alleged violation of any applicable laws affecting the Company’s Business in a material adverse manner;

(cc)	there are no material restrictions imposed by any applicable law or by agreement which conflict with the proposed development and operation of the Company’s Business;

(dd)
the Company has not received written notice of any claims for any liens, charges, encumbrances, security interests or adverse claims with respect to work or services performed or materials supplied to, on or in connection with the Company’s Business other than liens or encumbrances imposed in the ordinary course of business;

(ee)
there are no outstanding judgments, writs of execution, seizures, injunctions or directives against the Company nor any work orders or directives or notices of deficiency capable of resulting in work orders or directives with respect to the Company’s Business;

(ff)
the Company is the legal and beneficial owner, and has good and marketable title to, all of the material property or assets of the Company described in the Public Record, and no other material property or assets (other than facilities to be constructed) are necessary for the conduct of the business of the Company as currently conducted, or as proposed to be conducted and except as disclosed in the Public Record or except those carried out by the Company in the ordinary course of business, the Company does not have any responsibility or obligation to pay any material commission, licence fee or similar payment to any person with respect to the Company’s Business;

(gg)	the issued and outstanding Common Shares of the Company are quoted on the OTCBB;

(hh)
the Company has timely filed or furnished (or has timely filed necessary extensions with respect thereto) all required reports and is not in default in any material respect of any requirement of applicable U.S. Securities Laws;

(ii)
the Company has implemented and maintains disclosure controls and procedures (as contemplated by Rules 13a-15(e) and 15d-15(e) under the U.S. Exchange Act), and such controls and procedures are effective to ensure that all material information required to be disclosed by the Company in the reports that it files under the U.S. Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms;

(jj)
the Company has implemented and maintains a system of internal control over financial reporting (as contemplated by Rules 13a-15(f) and 15d-15(f) under the U.S. Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles;

(kk)
there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans;

(ll)	the Company will be a reporting issuer in the Offering Jurisdictions upon receipt of the Final Passport System Decision Document;

(mm)
all of the statements set forth in the Preliminary Canadian Prospectus and any Preliminary U.S. Prospectus filed prior to the date hereof and to the extent incorporated by reference in the Preliminary Canadian Prospectus and any such Preliminary U.S. Prospectus, were true, correct, and complete in all material respects and did not contain any misrepresentation as of the date of such statements, all of the statements to be set forth in the Final Canadian Prospectus and the Final U.S. Prospectus and to the extent incorporated by reference in the Final Canadian Prospectus and the Final U.S. Prospectus, will be true, correct, and complete in all material respects and will not contain any misrepresentation as of the date of such statements, and the Company has not filed any confidential material change reports under the laws of Canada since the date of such statements which remain confidential or confidential treatment requests under applicable U.S. Securities Laws as at the date hereof;

(nn)
the information and statements set forth in the Public Record were true, correct and complete in all material respects and did not contain any misrepresentation, as of the date of such information or statements;

(oo)
the Company’s Auditors are independent public accountants as required under applicable Securities Laws, are qualified to act as auditors of the Company under the applicable Securities Laws, and there has never been a reportable disagreement (within the meaning of applicable Securities Laws) between the Company and the Company’s Auditors;

(pp)
the Company has all licenses, leases, permits, authorizations and other approvals, all proprietary rights to all patents and patent applications, all copyrights, registered and unregistered, and all rights, claims and privileges pertaining thereto, software and documentation therefor, object code, source code (including all programmers’ notes), procedures, methods, works of authorship, and other documentation, data and information, inventions (whether or not patentable), formulas, processes, invention disclosures, technology, technical data or information, and all rights, claims and privileges pertaining thereto, all industrial designs, trade secrets, know-how, concepts, information and all other intellectual and industrial property and other proprietary rights information and other intellectual and industrial property (collectively, “Intellectual Property”) necessary to permit the Company, in all material respects, to conduct its business as currently conducted; the Company has not received any notice nor is it aware of any material infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests of the Company therein;

(qq)
the Company has not committed an act of bankruptcy or become insolvent, or otherwise sought protection from the creditors thereof before any court or pursuant to any legislation, proposed a compromise or arrangement to the creditors thereof generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to be declared bankrupt or wound up, taken any proceeding or had any proceeding instituted against it to have a receiver, trustee or monitor appointed of any of the assets thereof, had any person holding any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest or receiver take possession of any of the property thereof, had an execution or distress become enforceable or levied upon any portion of the property thereof or had any petition for a receiving order in bankruptcy filed against it;

(rr)
the Company is in compliance with all laws and regulations respecting employment and employment practices, terms and conditions of employment, pay equity and wages (including, without limitation, the United States Employee Retirement Income Security Act of 1974, as amended), except where such non-compliance would not have a material adverse effect;

(ss)
each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability or salary continuation coverage, unemployment, vacation, pension benefits, or otherwise contributed to, or required to be contributed to, by the Company for the benefit of any current or former officer, director, employee or consultant of the Company has been maintained in material compliance with the terms thereof and with the requirements prescribed by any and all statutes, orders, rules, policies and regulations that are applicable to such plan;

(tt)
all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or provincial pension plan premiums, accrued wages, salaries and commissions and payments for any plan for any officer, director, employee or consultant of the Company have been accurately reflected in the books and records of the Company;

(uu)
neither the Company nor, to the knowledge of the Company, any employee or agent acting on the authority of the Company, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any payment to any foreign governmental officer or official, or other person charged with similar public or quasipublic duties, other than payments required or permitted by applicable laws;

(vv)
neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Corporation is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(ww)
the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xx)
the Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Shares;

(yy)
no forward-looking statement (within the meaning of Section 27A of the U.S. Securities Act and Section 21E of the U.S. Exchange Act) contained in the Preliminary Canadian Prospectus and any Preliminary U.S. Prospectus or to be contained in the Registration Statement, the Final U.S. Prospectus or the Final Canadian Prospectus have been or will be made or reaffirmed without a reasonable basis or have been or will be disclosed other than in good faith;

(zz)
the Company reasonably and in good faith believes that the statistical and market-related data included in the Preliminary Canadian Prospectus and any Preliminary U.S. Prospectus is based on or derived from sources that are reliable and accurate in all material respects, and will reasonably and in good faith believe that the statistical and market-related data to be included in the Registration Statement, the Final U.S. Prospectus or the Final Canadian Prospectus is based on or derived from sources that are reliable and accurate in all material respects; and

(aaa)
the Company is not registered, and, after giving effect to the offer and sale of the Offered Shares and the application of the proceeds thereof as described in the Registration Statement, the Final U.S. Prospectus and the Final Canadian Prospectus, will not be required to register, as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

7.                             Covenants of the Company.  The Company covenants and agrees with the Agent that:

(a)
the Preliminary U.S. Prospectus, as of the date filed with the SEC, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that such Preliminary U.S. Prospectus may omit Rule 430 Information in compliance with applicable U.S. Securities Laws);

(b)
at the Effective Time and at the Closing Time, as applicable, the Registration Statement and the Final U.S. Prospectus (as amended or as supplemented if the Company shall have filed with the SEC any amendment or supplement to the Registration Statement or the Final U.S. Prospectus) will contain all statements which are required to be stated therein in accordance with the U.S. Securities Act, will comply in all material respects with the U.S. Securities Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)
the Company will make generally available to its security holders and the Agent as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 of the SEC promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement;

(d)
it will advise the Agent, promptly after receiving notice or obtaining knowledge thereof, of the imposition of any cease trading or similar order affecting the Common Shares or the Offered Shares or the institution, threatening or contemplation of any proceedings for any such purpose or any request made by any Securities Commission or the SEC relating to the Offering;

(e)
the Company will have taken, on or prior to the Closing Date, all necessary steps to ensure the Offered Shares, Agent’s Warrants, and Agent’s Shares issuable pursuant to the exercise of Agent’s Warrants, have been duly authorized for issuance, and in respect of the Agent’s Shares, reserved for issue to the persons entitled thereto;

(f)
for a period commencing as of the date of this Agreement and ending 90 days after Closing, the Company agrees that it will not, and will not announce any intention to, without the prior written consent of Salman, such consent not to be unreasonably withheld, directly or indirectly, enter into any agreement to offer or sell any Common Shares or financial instruments convertible or exchangeable into Common Shares, other than: (i) for the purposes of employee stock options; (ii) to satisfy existing securities already issued or agreements already entered into as of the date hereof, or (iii) pursuant to a bona fide acquisition; and

(g)
the Company will use the proceeds from the Offering as set out in the Final Canadian Prospectus and Final U.S. Prospectus under the heading “Use of Proceeds” subject to the qualifications set out therein.

8.                             Due Diligence.  Up until the Closing Time, the Company shall at all times allow the Agent and its representatives to conduct all due diligence investigations and examinations which the Agent may reasonably require in order to fulfil its obligations as Agent, in order to avail itself of a defence to any claim.

9.                             Indemnity and Contribution.

9.1                        The Company hereby agrees to indemnify and save harmless the Agent and its affiliates, shareholders, directors, officers, employees and agents (collectively the “Indemnified Parties”) from and against all actual or threatened claims, actions, suits, investigations and proceedings (collectively “Proceedings”) and all losses (other than loss of profits), expenses, fees, damages, obligations, payment and liabilities (collectively “Liabilities”), including without limitation all statutory duties and obligations, all amounts paid to settle any action or to satisfy any judgment or award and all legal fees and disbursements actually incurred, which now or any time hereafter exist by reason of any event, act or omission in any way connected, directly or indirectly, with:

(a)
any misrepresentation or untrue statement or alleged misrepresentation or alleged untrue statement, except a misrepresentation or untrue statement relating solely to the Agent, contained in any information, data, opinion, advice, representation or statement provided or made to the Agent by or on behalf of the Company or any public document filed with any regulatory authority (including, without limitation, in the Preliminary Canadian Prospectus, the Final Canadian Prospectus, any Preliminary U.S. Prospectus and the Final U.S. Prospectus) or otherwise disseminated by or on behalf of the Company, or in any amendment or supplement thereto;

(b)	any breach by the Company of any term of or any representation or warranty in this Agreement or of any agreement or instrument relating to the transactions contemplated by this Agreement;

(c)
any breach or violation or any alleged breach or violation of any applicable law or statue or any rule, regulation, policy, order or ruling made thereunder, whether in force in Canada, the United States or elsewhere, resulting from any action taken or omitted to be taken by the Company or any of its directors, officers, agents or employees, as the case may be;

(d)
any order made or any inquiry, investigation or other proceeding announced, instituted or threatened by any securities or other regulatory authority or stock exchange, preventing, prohibiting, restricting or making impractical the completion of the transactions contemplated by this Agreement including, without limitation, the trading in any of the Canadian Offering Jurisdictions in, or distribution to the public in any of the Canadian Offering Jurisdictions of, any of the securities of the Company being offered under this Agreement; or

(e)	otherwise in connection with the Agent’s participation in and acting as Agent in respect of the Offering,

provided that, in the event and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made or a regulatory authority in a final ruling from which no appeal can be made shall determine that such Proceedings or Liabilities resulted from the negligence, fraud or wilful misconduct of the Indemnified Party claiming indemnity or from a breach by such an Indemnified Party of this Agreement, this indemnity shall not apply.

9.2                          The Company waives any right it may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or to claim payment from any other person before claiming under this indemnity.  It is not necessary for an Indemnified Party to incur expense or make payment before enforcing such indemnity.

9.3                           If any Proceeding is brought, instituted or threatened in respect of any Indemnified Party which may result in a claim for indemnification under this Agreement, such Indemnified Party shall promptly after receiving notice thereof notify the Company, in writing, and the Company shall be entitled (but not required) to assume conduct of the defence thereof and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in such Proceeding, and the Company shall pay the fees and disbursements of such counsel and all other expense of the Indemnified Party relating to such Proceeding as incurred.  Failure to so notify or delaying to so notify the Company shall not relieve the Company from liability except and only to the extent that the failure or delay materially prejudices the Company or results in any material increase in the liability which the Company would otherwise have under Section 9.1 had the Indemnified Party not so delayed in giving or failed to give the notice required hereunder.  If the Company assumes conduct of the defence for an Indemnified Party, the Indemnified Party shall fully cooperate in the defence including without limitation the provision of documents, appropriate officers and employees to give witness statements, attend examinations for discovery, make affidavits, meet with counsel, testify and divulge all information reasonably required to defend or prosecute the Proceedings.

9.4                       In any such Proceeding the Indemnified Party shall have the right to employ separate counsel and to participate in the defence thereof but the fees and disbursements of such counsel shall be at its expense unless:

(a)
the Indemnified Party shall have been advised by counsel and reasonably determines that there are legal defences available to the Indemnified Party that are different from or in addition to those available to the Company or that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable;

(b)
the Company has not assumed the defence of the Proceeding and employed counsel therefor reasonably satisfactory to the Indemnified Party within a reasonable period of time after receiving notice thereof; or

(c)	employment of such other counsel has been authorized by the Company;

in which event the fees and disbursements of such counsel shall be paid by the Company.

9.5                        No admission of liability and no settlement of any Proceeding shall be made without the consent of the Indemnified Parties affected, such consent not to be unreasonably withheld or delayed.  No admission of liability shall be made by an Indemnified Party without the consent of the Company and the Company shall not be liable for any settlement of any Proceeding made without its consent.

9.6                        In order to provide for just and equitable contribution in circumstances in which this indemnity would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Indemnified Parties affected and the Company shall contribute to the aggregate of the Liabilities incurred by all of such Indemnified Parties in proportions such that such Indemnified Parties shall be collectively responsible for the portion represented by the percentage that the total fee actually received by the Agent under this Agreement bears to the total net proceeds to the Company of the securities offered under this Agreement and the Company shall be responsible for the balance, whether or not any Proceedings have been instituted against it, provided that the Indemnified Parties shall not in any event be liable to contribute, in the aggregate, any amount in excess of the amount of such fee actually received by the Agent.  However, no party who has engaged in any fraud, wilful misconduct, gross negligence or illegal act shall be entitled to claim contribution from any person who has not engaged in such fraud, wilful misconduct, gross negligence or illegal act.

9.7                       The rights to contribution provided in Section 9.6 above shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law or in equity.

9.8                       The Agent shall act as trustee for its affiliates, shareholders, directors, officers, employees and agents of the covenants of the Company described herein with respect to such persons and accepts the trust and shall hold and enforce the covenants on behalf of such persons.

9.9                        If any Proceeding is brought in connection with the transactions contemplated by this Agreement and if the Agent or its representatives is required to testify in connection therewith or is required to respond to procedures designed to discover information relating thereto, the reasonable fees at the normal per diem rate for its directors, officers, employees and agents involved in preparation for and attendance at such proceedings or in so responding and any other reasonable costs and out-of-pocket expenses incurred by it in connection therewith will be paid by the Company as they are incurred.

9.10                     The obligations under this indemnity shall apply whether or not the transactions contemplated by this Agreement are completed and shall survive the completion of the transactions contemplated under the termination of this Agreement.

10.                          Conditions of Closing.  The obligation of the Agent to perform its obligations pursuant to this Agreement shall be conditional upon the Agent being satisfied with the results of its due diligence investigations relating to the Company and upon the fulfilment or waiver by the Agent at or before the Closing Time of the following conditions, which conditions the Company covenants to use its commercially reasonable efforts to fulfil or cause to be fulfilled prior to the Closing Time:

(a)
the execution and delivery of this Agreement and the creation and issuance of the Offered Shares and Agent’s Warrants, the due authorization of the issuance of the Offered Shares and the allotment and reservation of the Agent’s Shares, shall have been duly authorized by all necessary corporate action;

(b)
any necessary consents or approvals of the Securities Commissions and the SEC with respect to the issue and sale of the Offered Shares and Agent’s Warrants shall have been obtained, and the conditional approval of the Stock Exchange to list the Offered Shares and Agent’s Shares shall have been obtained;

(c)
the Agent shall have received certificates addressed to the Agent and to the Purchasers, dated as of the Closing Date, signed by the Chief Executive Officer or the Chief Financial Officer of the Company, or such other officer or officers of the Company as the Agent may accept, certifying on behalf of the Company to the effect that, except as has been generally disclosed at the date thereof:

(i)
no order, ruling or determination suspending or cease trading the Common Shares has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of such officer, contemplated or threatened by any Securities Commission or the SEC;

(ii)
other than as disclosed in the Public Record, since December 31, 2009 there has not been any material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the condition, business, affairs, results, operations, assets or liabilities of the Company;

(iii)
other than as disclosed in the Public Record, since December 31, 2009 no material fact has arisen or has been discovered which would have been required to have been stated in the Public Record in order to make the Public Record not misleading;

(iv)
the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time;

(v)	the Company has complied in all material respects with all the terms and conditions of this Agreement on its part to be complied with at or before the Closing Time; and

(vi)	as to such other matters of a factual nature as are appropriate and usual in the circumstances and as the Agent or the Agent’s counsel may reasonably request;

(d)
the Agent shall have received favourable legal opinions dated as of the Closing Date, from counsel to the Company, substantially in the form annexed hereto as Schedule “A”, and where appropriate, counsel in the other Canadian Offering Jurisdictions and other jurisdictions as may be required, addressed to the Agent and to the Purchasers with respect to such matters as the Agent may reasonably request prior to the Closing Time;

(e)
the Company shall have delivered to the Agent a letter from the Company’s Auditors dated as of the Closing Date to the effect that they reaffirm the statements made in the letter provided pursuant to Section 5.8 of this Agreement; and

(f)	the Company will have received the approval of the Agent, acting reasonably, regarding the form and content of the Agent’s Warrant Certificate.

In providing such opinions, counsel may, where appropriate, rely on the opinions of other counsel as to matters mentioned therein relating to jurisdictions where Company’s counsel does not practice law and on certificates or letters of the auditors, of the officers of the Company, of the transfer agents of the Company and public officials as to factual matters relevant to such opinions.

The performance of the Company’s obligations pursuant to this Agreement shall be conditional upon the fulfilment by the Agent, or waiver by the Company, at or before the Closing Time, of the following conditions:

(a)	the representations and warranties of the Agent contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time; and

(b)	the Agent shall have complied with all the terms and conditions of this Agreement on their part to be complied with at or before the Closing Time.

11.                          Closing Procedures.

11.1                        The Closing shall be completed at the Closing Time at the offices of the Company’s counsel in Vancouver, British Columbia or at such other place as the Company and the Agent may agree.  Subject to the conditions set forth in Section 10, the Agent, on the Closing Date, shall deliver to the Company by way of certified cheque, bank draft or wire transfer (to an account identified by the Company) or such other manner agreed to by the Company and the Agent in an amount equal to the gross proceeds from the sale of the Offered Shares against delivery by the Company of:

(a)	the opinions, certificates and documents referred to in Section 10;

(b)
definitive certificates representing, in the aggregate, all of the Offered Shares and Agent’s Warrants registered in such name or names as the Agent shall notify the Company in writing not less than 48 hours prior to the Closing Time; and

(c)
payment of the Agent’s Commission and Agent’s expenses for which the Company is responsible under Section 12.1.  The Agent may deduct the Agent’s Commission and the amount of such expenses from the gross proceeds of the Offering when paid to the Company.

12.                         Expenses of Offering.

12.1                    Whether or not the transactions herein contemplated shall be completed, all costs and expenses of and incidental to the sale of the Offered Shares to the Purchasers and all other matters in connection with the transactions herein set out shall be borne by the Company, whether before or after Closing, including without limitation, all costs and expenses in connection with the preparation of the Preliminary Canadian Prospectus, the Final Canadian Prospectus, any Preliminary U.S. Prospectus, and the Final U.S. Prospectus, and issue of the certificates for the securities to be offered thereunder, the fees and disbursements of the Company’s counsel, all expenses associated with the listing of the Offered Shares and Agent’s Shares, all local counsel related expenses and the reasonable expenses of the Agent in connection with the Offering including without limitation the reasonable fees and expenses of the Agent’s Canadian and United States legal counsel (to a maximum of $75,000, plus taxes and disbursements), and the Agent’s reasonable out of pocket expenses (to a maximum of $10,000).  The Company shall be responsible for the payment of any applicable sales taxes on the foregoing amounts.

12.2                    The Agent may render accounts to the Company from time to time, for its expenses, for payment on or before the date set out in the accounts.  Prior to the payment of such accounts, the Agent shall, if requested by the Company, provide the Company with any supporting documentation in respect of the Agent’s expenses.

13.                         Termination.

13.1                       If at any time prior to Closing:

(a)
there shall have occurred any adverse material change or the Agent shall discover any previously undisclosed adverse material fact in relation to the Company that could, in the opinion of the Agent, acting reasonably, be expected to result in a material adverse change; or

(b)
there shall have occurred any change in the Securities Laws, or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of the United States, Canada or the Offering Jurisdictions, FINRA or the Stock Exchange in relation to the Company or any of its securities (except for any inquiry, investigation or other proceeding or order based upon activities of the Agent and not upon activities of the Company), which, in the opinion of the Agent, acting reasonably, prevents or restricts trading in or the distribution of the Securities or adversely affects or might reasonably be expected to adversely affect the investment quality or marketability of the Offered Shares; or

(c)
the state of the financial markets in Canada and/or the United States has deteriorated such that, in the reasonable opinion of the Agent, the Offered Shares cannot be marketed successfully or profitably; or

(d)
if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation, which, in the opinion of the Agent, acting reasonably, seriously adversely affects, or involves, or will seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Company; or

(e)	a cease trading order is made under any of the Securities Laws by any other competent authority in respect of the Securities and such cease trading order is not rescinded within 48 hours; or

(f)	the Company is in breach of any material term, condition or covenant of this Agreement or any material representation or warranty given by the Company in this Agreement becomes or is false; or

(g)	the Agent is not satisfied, at its discretion, with the terms of their due diligence review and investigation of the Company;

the Agent shall be entitled, at its option, to terminate and cancel its obligations to the Company under this Agreement by written notice to that effect given to the Company at the address shown in Section 15.2 prior to the Closing Time.  In the event of any such termination, the Company’s obligations under this Agreement to the Agent shall be at an end except for any liability of the Company provided for in Sections 9 and 12 hereof.

13.2                      The rights of termination contained in this Section 13 are in addition to any other rights or remedies the Agent may have in respect of any default, misrepresentation, act or failure to act of the Company in respect of any matters contemplated by this Agreement.

14.                         Agent’s Obligations.

14.1                     The Agent represents, warrants and covenants to the Company as follows:

(a)
the Agent and each of its affiliates have complied and will comply with all Securities Laws and other laws and regulations or similar enactments applicable in respect of the Offering in each of the jurisdictions in which they may offer or sell the Offered Shares;

(b)	the Agent will conduct the Offering pursuant to the Final Canadian Prospectus and the Final U.S. Prospectus;

(c)	the Agent is appropriately registered under the Securities Laws of the Offering Jurisdictions to permit it to lawfully fulfil its obligations hereunder;

(d)
the Agent has not directly or indirectly, offered, sold or delivered any Offered Shares to any person in any jurisdiction other than in the Offering Jurisdictions, and in all cases except in a manner which is exempt from registration and prospectus requirements under applicable securities laws and which, other than the Preliminary Canadian Prospectus, the Final Canadian Prospectus, any Preliminary U.S. Prospectus, the Final U.S. Prospectus and the Registration Statement, does not require the Company to file a prospectus, registration statement, an offering memorandum, or similar document to register any of its securities or to comply with ongoing filing or disclosure or other similar requirements, under the laws of any jurisdiction; and

(e)	the Agent will give prompt notice to the Company when, in the opinion of the Agent, the distribution has ceased.

15.	Miscellaneous.

15.1                         All terms and conditions set out in this Agreement shall be construed as conditions and any material breach or failure by either the Company or the Agent (each, a “Defaulting Party”) to comply with any such conditions in favour of the party that is not in breach or failure to comply shall entitle such party to terminate its obligations hereunder by written notice to that effect given to the Defaulting Party prior to the Closing Time. The parties hereto shall use their best efforts to cause all conditions in this Agreement to be satisfied. It is understood that the Company or the Agent may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their respective rights in respect of any subsequent breach or non-compliance, provided that in order to be binding, any such waiver or extension must be in writing.

15.2                         Any notice or other communication hereunder shall be in writing and shall unless herein otherwise provided be given by delivery to a responsible officer of the addressee or by telex or telecopier, if to the Company, addressed to: Respect Your Universe, Inc., 818 North Russell Street, Suite A, Portland, Oregon, 97227 (Fax: (503)766-6496); and if to the Agent addressed to: Salman Partners Inc., 17th Floor – 1095 West Pender Street, Vancouver, Vancouver, British Columbia, V6E 2M6 (Attention: Alex Heath) (Fax: (604) 685-2457) and shall be deemed to have been given when actually delivered or when such notice should have reached the addressee in the ordinary course.

15.3                         Time shall be of the essence of the foregoing offer and of the agreement resulting from the acceptance thereof.

15.4                         The representations, warranties, covenants and other agreements herein contained shall survive the purchase by the Purchasers and shall continue in full force and effect unaffected by any subsequent disposition by the Purchasers of the Offered Shares for a period of two (2) years after the closing of the Offering (other than obligations of the Company set forth in Sections 9 and 12 hereof which will continue indefinitely).

15.5                         This Agreement may be executed in any number of counterparts, each of which when delivered, either in original, electronic or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

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15.6                          This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

15.7                         The provisions herein contained constitute the entire agreement between the parties and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof whether verbal or written.

15.8                          If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

                                 If the foregoing is in accordance with your understanding, will you please confirm your acceptance by signing the enclosed copies in the place indicated and by returning the same to us.

Yours very truly,

SALMAN PARTNERS INC.

By:	/s/ Alan C. Herrington
Name: Alan C. Herrington Title: Executive Vice President and Director Head of Investment Banking

The foregoing is in accordance with our understanding and is accepted and agreed to by as of the 22nd day of June, 2012.

RESPECT YOUR UNIVERSE, INC.

By:	/s/ Kristian Andresen
Name: Kristian Andresen
Title: Chairmen of the Board

SCHEDULE “A”

OPINION OF COUNSEL TO THE COMPANY

1.	The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Nevada.

2.
The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect.

3.
The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Final U.S. Prospectus and the Final Canadian Prospectus and to enter into and perform its obligations under the Agreement.

4.	The Company has an authorized capitalization as set forth in the Registration Statement, the Final U.S. Prospectus and the Final Canadian Prospectus.

5.
The Offered Shares to be issued and sold by the Company under the Agreement have been duly authorized, and when delivered to and paid for by the Purchasers in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Offered Shares is not subject to any pre-emptive or similar rights.

6.
The Agent’s Warrants to be issued by the Company to the Agent hereunder have been duly authorized, executed and issued, and when delivered to the Agent in accordance with the terms of the Agreement, will be valid and legally binding obligations of the Company, and the issuance of the Agent’s Warrants is not subject to any pre-emptive or similar rights.

7.
The Agent’s Shares have been duly authorized, and when issued and delivered upon valid exercise of the Agent’s Warrants in accordance with the terms and conditions of the Agent’s Warrant Certificate, will be validly issued, fully paid and non-assessable and the issuance of such Agent’s Shares is not subject to any pre-emptive or similar rights.

8.	The Offered Shares and the Agent’s Shares have been conditionally accepted for listing on the TSX-V, subject to filing of required documentation and payment of fees within applicable time periods.

9.
The Agreement and the Agent’s Warrant Certificate have been duly authorized, executed and delivered by the Company, and constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has full right, power and authority to execute and deliver the Agreement and the Agent’s Warrant Certificate and to perform its obligations thereunder.

10.
Quicksilver Stock Transfer, LLC at its office in the City of Las Vegas, Nevada has been duly and the validly appointed as transfer agent and registrar for the Common Shares, and Olympia Trust Company at its office in the City of Vancouver, British Columbia has been duly and validly appointed as co-transfer agent for the Common Shares.

11.
The form of certificate representing the Offered Shares has been duly approved by the Company and complies with the laws of the State of Nevada and the Articles and Bylaws of the Company, and with the requirements of the TSX-V.

12.
The execution, delivery and performance by the Company of the Agreement and the Agent’s Warrant Certificate, the compliance by the Company with the terms thereof, the issuance and sale of the Securities being delivered on the date hereof, and the consummation of the transactions contemplated by the Agreement will not (i) materially conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which is filed or incorporated by reference as an exhibit to the Registration Statement, or any document incorporated by reference therein, to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the Articles or Bylaws of the Company or (iii) result in the material violation of the Nevada Revised Statutes Chapter 78 or any federal law, statute, rule or regulation, or to our knowledge, any other law, statute, rule or regulation, in each case, applicable to the Company or its properties or assets.

13.
The Agreement and the Agent’s Warrant Certificate are enforceable against the Company, subject to bankruptcy laws, the availability of equitable remedies and except with respect to rights to indemnity, contribution and waiver of contribution which may be subject to applicable laws.

14.
The Registration Statement has been declared effective by the SEC under the U.S. Securities Act and the rules and regulations thereunder; any required filing of the Final U.S. Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the U.S. Securities Act or any order preventing or suspending the use of any Preliminary U.S. Prospectus or the Final U.S. Prospectus has been issued and no proceedings for any such purpose have been instituted or are pending or threatened by the SEC or any other governmental entity.

15.
The statements made in the Registration Statement, the Final U.S. Prospectus and the Final Canadian Prospectus under the heading “Description of Securities”, insofar as they purport to constitute summaries of certain terms of the Company’s common stock and matters of law, constitute accurate summaries of the terms of such common stock and matters of law in all material respects.

16.
To our knowledge, except as described in the Registration Statement, the Final U.S. Prospectus and the Final Canadian Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may be a party or to which any property of the Company is or may be the subject which, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a material adverse effect; and to our knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated.

17.
No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority, or, to our knowledge, any court  is required for the execution, delivery and performance by the Company of the Agreement and the Agent’s Warrant Certificate, the compliance by the Company with the terms thereof, the issuance and sale of the Securities being delivered on the date hereof, and the consummation of the transactions contemplated by the Agreement, except such as have been made or obtained under the Securities Laws.

18.	To our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

19.
After giving effect to the application of the proceeds received by the Company from the offering and sale of the Offered Shares as described in the Registration Statement and the Final U.S. Prospectus, the Company will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

20.
The offering, sale and issuance of the Offered Shares, Agent’s Warrants and Agent’s Shares in accordance with the terms of the Agreement are duly qualified for distribution to the public in each of the Canadian Offering Jurisdictions.